Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The acquisition by BOQI International Medical Inc. (the “Company”) of Chongqing Guoyitang Hospital Co., Ltd. (“Guoyitang”), a company organized under the laws of the People’s Republic of China (“China” or the “PRC”), closed on February 2, 2021.

On December 9, 2020, the Company entered into a stock purchase agreement (the “Guoyitang SPA”) to acquire Guoyitang, the owner and operator of a private general hospital in Chongqing City, a southwest city of China, with 50 hospital beds and 98 employees, including 14 doctors, 28 nurses, 43 other medical staff and 13 non-medical staff. Guoyitang’s wholly-owned subsidiary Chongqing Huzhongtang Healthy Technology Co., Ltd. (“Huzhongtang”) is a pharmaceutical distributor that sells medicines and medical devices to a wide range of clinics, private and public hospitals and pharmacies in the PRC. Pursuant to the Guoyitang SPA, the Company agreed to purchase all the issued and outstanding equity interests in Guoyitang (the “Guoyitang Shares”) for RMB 100,000,000 (approximately US$15,325,905), to be paid by the issuance of 2,000,000 shares of Common Stock and the payment of RMB 60,000,000 (approximately US$9,146,340) in cash. At closing, 2,000,000 shares of the Common Stock were delivered to the sellers and 100% of the Guoyitang Shares were transferred to the Company. The cash consideration of RMB 20,000,000 (approximately $3,048,780) was paid in December 2020. The balance of the purchase price in the amount of RMB 40,000,000 (approximately $6,097,560) is subject to post-closing adjustments based on the performance of Guoyitang in 2021 and 2022.

The unaudited pro forma condensed combined balance sheet combines the Company’s and Guoyitang’s balance sheets as of December 31, 2020, giving pro forma effect to the above transaction as if it had occurred on December 31, 2020. The unaudited pro forma condensed combined statement of operations combines the Company’s and Guoyitang’s operations for the year ended December 31, 2020, giving effect to the transaction as described on a pro forma basis as if the transaction had been completed on January 1, 2020.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. These pro forma financial statements should be read in conjunction with the audited historical financial statements of the Company and the related financial statements for Guoyitang, which are included elsewhere in this current report on Form 8-K.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Guoyitang by the Company occurred on the indicated date, or during the operational periods presented, nor is it necessarily indicative of the future financial position or operating results.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of the purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

BOQI INTERNATIONAL MEDICAL, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2020

(UNAUDITED)

	BOQI
	International	Guoyitang				Combined
	Medical, Inc	Hospital.	Adjustments			Pro Forma

ASSETS
CURRENT ASSETS
Cash	$135,309	$18,621	$			$153,930
Accounts receivable, net	6,686,552	14,978				6,701,530
Advances to suppliers	2,693,325	41,446				2,734,771
Amount due from related parties	-	41,211				41,211
Inventories	735,351	98,431				833,782
Prepayments and other receivables	14,880,526	73,143		(3,048,780	)(c)	11,904,889
Operating lease-right of use assets	53,425					53,425

Total current assets	25,184,488	287,830		(3,048,780)		22,423,538

NON-CURRENT ASSETS
Property, plant and equipment, net	910,208	532,552				1,442,760
Operating lease-right of use assets		443,993				443,993
Goodwill	6,914,232			15,553,755	(c)	22,467,987
Deferred tax assets	193,211					193,211

Total non-current assets	8,017,651	976,545		15,553,755		24,547,951

TOTAL ASSETS	$33,202,139	$1,264,375		$12,504,975		$46,971,489

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term bank borrowings	$904,228	$8,340	$			$912,568
Long-term loans due within one year	34,201					34,201
Convertible promissory notes, net	3,328,447					3,328,447
Accounts payable, trade	5,852,050	538,020				6,390,070
Advances from customers	194,086	153				194,239
Amount due to related parties	226,514	205,073				431,587
Taxes payable	773,649	120				773,769
Other payables and accrued liabilities	4,228,976	213,489		6,097,560	(a)	10,540,025
Lease liabilities-current	23,063	157,524				180,587

Total current liabilities	15,565,214	1,122,719		6,097,560		22,785,493

Long-term loans – noncurrent portion	720,997			-		720,997
Lease liabilities-non current	22,457	369,506		-		391,963

TOTAL LIABILITIES	16,308,668	1,492,225		6,097,560		23,898,453

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $0.001 par value, 50,000,000 shares authorized, 15,254,587 shares issued and outstanding as of December 31, 2020	13,254			2,000	(b)	15,254
Paid-in capital	-	286,188		(286,188	)(c)	-
Additional paid-in capital	26,344,920			6,177,565	(b)(c)	32,522,485
Statutory reserves	2,263,857	(510,071)		510,071	(c)	2,263,857
Accumulated deficit	(12,914,973)					(12,914,973)
Accumulated other comprehensive income	1,003,392	(3,967)		3,967	(c)	1,003,392
Total BOQI International Medical, Inc. equity	16,710,450	(227,850)		6,407,415		22,890,015

NONCONTROLING INTERESTS	183,021			-		183,021

Total equity (deficit)	16,893,471	(227,850)		6,407,415		23,073,036

Total liabilities and equity	$33,202,139	$1,264,375		$12,504,975		$46,971,489

See accompanying notes to the unaudited pro forma condensed combined financial statements

BOQI INTERNATIONAL MEDICAL, INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2020

(UNAUDITED)

	BOQI
	International	GUOYITANG					Combined
	Medical, Inc	HOSPITAL.		Adjustments			Pro Forma

REVENUES	$12,844,902		$1,919,484	$			$14,764,386

COST OF REVENUES	10,402,085		1,175,711				11,577,796

GROSS PROFIT	2,442,817		743,773		-		3,186,590

OPERATING EXPENSES:
Sales and marketing	783,134		144,042				927,176
General and administrative	5,471,964		516,112		-		5,988,076
Total operating expenses	6,255,098		660,154		-		6,915,252

INCOME (LOSS) FROM OPERATIONS	(3,812,281)		83,619		-		(3,728,662)

OTHER INCOME (EXPENSE)
Interest income	304		19				323
Interest expense	(84,913)		(38,800)				(123,713)
Exchange gains	547,114						547,114
Other income (expense)	(1,953)		(104,418)				(106,371)
Total other income (expense), net	460,552		(143,199)		-		317,353

INCOME (LOSS) BEFORE INCOME TAXES	(3,351,729)		(59,580)		-		(3,411,309)

PROVISION FOR INCOME TAXES	434,306		(85)				434,221

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(3,786,035)		(59,495)		-		(3,845,530)

DISCONTINUED OPERATIONS
Loss from operations of discontinued operations	1,908,110		-				1,908,110

NET LOSS	(1,877,925)		(59,495)		-		(1,937,420)
Less: net income (loss) attributable to non-controlling interest	119,158		-				119,158
NET LOSS ATTRIBITABLE TO BOQI INTERNATIONAL MEDICAL, INC.	$(1,997,083)		$(59,495)		$-		$(2,056,578)

COMPREHENSIVE INCOME (LOSS)
NET INCOME (LOSS)	$(1,877,925)		$(59,495)		$-		$(1,937,420)
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(941,957)		(9,311)				(951,268)
TOTAL COMPREHENSIVE INCOME (LOSS)	$(2,819,882)		$(68,806)		$-		$(2,888,688)
Less: comprehensive income (loss) attributable to non-controlling interest	(17,113)						(17,113)
COMPREHENSIVE LOSS ATTRIBUTABLE TO BOQI INTERNATIONAL MEDICAL INC.	$(2,802,769)		$(68,806)		$-		$(2,871,575)

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
Basic and diluted	10,672,814		-		2,000,000	(b)	12,672,814

LOSS PER SHARE
Continuing operations - basic and diluted	$(0.35)	$	N/A		$-		$(0.30)
Discontinued operations - basic and diluted	$0.18	$	N/A		$-		$0.15
Net loss - basic and diluted	$(0.18)	$	N/A		$-		$(0.15)

See accompanying notes to the unaudited pro forma condensed combined financial statements

BOQI International Medical, Inc. and Subsidiaries

(formerly known as “NF Energy Saving Corporation”)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under the provision of ASC 805 on the basis of BOQI International Medical Inc. and subsidiaries (“the Company”) as the accounting acquirer of Chongqing Guoyitang Technology Ltd., and its subsidiary (“Guoyitang”). Under the acquisition method, the acquisition date fair value of the gross consideration paid by the Company to close the acquisition was allocated to the assets acquired and liabilities assumed based on their estimated fair value. Management has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial information. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amount recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the acquisition are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available and alternative valuation methodologies are evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. The Company believes that its assumptions and methodologies provided a reasonable basis for presenting all the significant effects of the acquisition contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet combines the Company’s and Guoyitang’s balance sheets as of December 31, 2020 as if the acquisition had occurred on December 31, 2020. The unaudited pro forma condensed combined statement of operations combines the Company’s and Guoyitang’s operations for the year ended December 31, 2020, presented as if the acquisition had been completed on January 1, 2020. These unaudited pro forma combined condensed financial statements are based upon the historical financial statements of the Company and Guoyitang after considering the effect of the adjustments described in these footnotes.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of the Company and Guoyitang operations. Further, actual results may be different from these unaudited pro forma combined financial statements. They should be read in conjunction with the historical financial statements and notes thereto of the Company and Guoyitang.

2. Estimated Preliminary Purchase Price Allocation

The preliminary consideration and allocation of the purchase price to the fair value of Guoyitang’s assets acquired and liabilities assumed as if the acquisition date was December 31, 2020 is presented below:

Calculation of consideration per the stock purchase agreement
Common shares issuance		$6,179,565
Cash consideration-Estimated fair value		9,146,340
Total consideration		$15,325,905

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash	$18,621
Accounts receivable	14,978
Advances to suppliers	41,446
Amount due from related parties	41,211
Inventories	98,431
Prepayments and other receivables	73,143
Property, plant and equipment, net	532,552
Operating lease-right of use assets	443,993
Short-term bank borrowings	(8,340)
Accounts payable	(538,020)
Advances from Customers	(153.00)
Amount due to related parties	(205,073)
Taxes payable	(120)
Other payables and accrued liabilities	(213,489)
Lease liabilities-current	(157,524)
lease liabilities-non current	(369,506)
Total identifiable net assets		(227,850)
Goodwill		15,553,755
Net assets acquired		$15,325,905

Goodwill represents the excess of the purchase price over the amounts assigned to the fair value of the assets acquired and the liabilities assumed of Guoyitang.

The Company has not completed the detailed valuation necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimate of the Company based on the information currently available and are subject to change once additional analyses are completed. Furthermore, the cash portion of purchase price has not been paid in full yet and the final purchase price may be subject to the certain closing adjustment items pursuant to the Stock Purchase Agreement.

As the goodwill calculation above assumed full payment of the purchase price, the final amount recorded may differ materially from the information presented.

3. Proforma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the acquisition and has been prepared for informational purposed only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the acquisition, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

The pro forma adjustments are comprised of the following elements:

(a)	Represents the unpaid cash consideration that is payable to former Guoyitang shareholder;

(b)	Reclassify the share consideration that has been issued to the former Guoyitang shareholder, 2,000,000 shares issued on February 2, 2021 valued at $6,179,565 for the shares issued; and

(c)	Represents acquisition consideration allocated to assets acquired and liabilities assumed in the acquisition, and the allocation to goodwill, which was the amount that the purchase price exceeded the fair value of the identifiable net assets, and the elimination of the equity of Guoyitang that the Company acquired.